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                                                                   EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Comcast Corporation of our report dated March 25, 2002 relating to the combined financial statements of AT&T Broadband Group, which appears in the Current Report on Form 8-K/A of Comcast Corporation filed on December 16, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP
New York, New York
March 25, 2003